Exhibit 10.2

[STANDARD FORM OF OPTION AGREEMENT FOR EXECUTIVE OFFICERS

(FORM B)]

ALEXION PHARMACEUTICALS, INC.

2004 INCENTIVE PLAN

STOCK OPTION AGREEMENT

AGREEMENT made as of this              day of             , 200  , by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and              (the “Optionee”).

W I T N E S S E T H

WHEREAS, pursuant to the Alexion Pharmaceuticals, Inc. 2004 Incentive Plan (the “Plan”), the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of common stock, $.0001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. The Company hereby grants to the Optionee an option to purchase              shares of Common Stock on the terms and conditions set forth herein (“Option”).

This option to purchase shares of Common Stock is granted in connection with the services rendered by the Optionee as an employee of the Company. This Option is intended to be treated as an option which [is] [is not] an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, to the extent permissible by law.

2. Purchase Price. The purchase price of each share of Common Stock subject to the Option (collectively, the “Option Shares”) shall be $            . The purchase price of the Option Shares shall be paid at the time of exercise, as provided in paragraph 3 hereof.

3. Exercise. Provided that the Optionee shall be in the employ or service (as an officer, director, consultant or other independent contractor or otherwise) by the Company or a subsidiary, the Option to purchase              shares of Common Stock shall become exercisable, subject to acceleration of such vesting as herein provided and as provided in that certain Employment Agreement between the Company and Optionee, in accordance with the following schedule:

Event Relating to Vesting	Number of Options Vested

If the Optionee performs services for the Company or a subsidiary in a capacity other than as a director or employee, then, for purposes hereof, those services will be deemed to be continuous until they are terminated, and they will be deemed to be terminated at the time provided therefor in the consulting or other agreement governing the performance of such services or, if there is no such agreement, at the time the Company notifies the Optionee that it no longer contemplates the utilization of such services. The options may be exercised in whole or in part by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations), or by delivering to the Secretary of the Company other shares of Common Stock of the Company. The exercise price shall be payable by bank or certified check, or by such other method as the Board of Directors may in its sole discretion, determine; provided, however, that in lieu of the foregoing, the Optionee may exercise the Option, in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) then owned by the Optionee for at least six months and having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares. The fair market value of the shares delivered as consideration for the exercise of such Option shall be determined as of the date immediately preceding the date upon which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. Restricted stock (i.e., unregistered securities) shall be valued as if it were not subject to restrictions on transfer or possibilities of forfeiture. If shares of restricted stock are utilized as consideration for the exercise of an Option, the number of shares issued upon the exercise of such Option equal to the number of shares of restricted stock utilized as consideration therefore shall be subject to the same restrictions as the restricted stock so utilized. In addition, in lieu of payment of any such income tax withholding obligations, the Optionee shall have the right to require the Company to retain and cancel a number of Option Shares out of the Option Shares being purchased having a fair market value equal to the amount of such income tax withholding obligations (or so much thereof as shall not be paid by the Optionee in connection with such exercise).

4. Termination. The Option terminates at midnight on              and may not be exercised under any circumstances thereafter.

5. Riqhts as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any Option Shares until a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

6. Nontransferability. This Option is not assignable or transferable except by will and/or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee. If the Optionee shall die, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of paragraph 4, to exercise the Option at any time during the remainder of the term of the Option. Notwithstanding the foregoing provisions of this Section 6, the Optionee may transfer all or a portion of the Option to: (i) any of the Optionee’s “family members” (as defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended)(“Family Members”); (ii) a trust or trusts in which the Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation or foundations in which the Family Members and/or the Optionee control the management of assets; (iv) any other entity or entities in which the Family Members and/or the Optionee own more than fifty percent (50%) of the voting interests; or (v) subject to the Optionee’s and the proposed transferee’s satisfaction of such terms and conditions as the Committee, in its sole discretion, any transferee or transferees approved by the Committee in writing prior to such transfer. At least thirty (30) days prior to transferring any part of this Option, the Optionee shall provide the Company with a written notice of transfer stating the proposed transferee’s name, address and relationship to the Optionee and the amount and form of consideration, if any, to be received by the Optionee pursuant to the proposed transfer and such other information the Company may require in order to evaluate the proposed transfer, including, if applicable, such evidence that the Company deems necessary to establish that the transferee is a Family Member of the Optionee. A transferee of this Option shall take and hold this Option subject to the terms and conditions of this Agreement and the Plan. The Optionee hereby acknowledges that, in the event the Optionee transfers this Option in whole or in part, the Optionee shall remain responsible for the satisfaction of any tax withholding obligations relating to the transfer or exercise of this Option and, further acknowledges that, the transferee’s right to exercise any part of this Option shall be subject to, and conditioned upon, the Optionee’s satisfaction of any such withholding obligations.

7. Securities Restrictions. If the shares to be issued upon an exercise of the option are not registered under the Securities Act of 1933, then, as a further condition of the Company’s obligation to issue such shares, the Optionee may be required to give a representation in writing that the Optionee is acquiring the shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, and the certificates representing such shares shall bear a legend to such effect as the Company’s counsel shall deem necessary or desirable. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

8. Capital Changes, Reorganizations, etc.

(a) In case of any split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made to the number of shares and the exercise price per share which may still be purchased under this Agreement.

(b) In case of any capital reorganization or reclassification of the Common Stock of the Company, or in case of any consolidation or merger of the Company with or into any other corporation, or in case of any sale to another corporation of the properties and assets of the Company as or substantially as an entirety, then, and in each such case, the Optionee shall have the right to receive upon the exercise hereof, at any time after the consummation of such reorganization, reclassification, consolidation, merger or sale, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock issuable upon exercise of this Option immediately prior to such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Optionee hereunder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of this Option. The above provisions of this paragraph 8 shall similarly apply to successive reclassification and changes of the Common Stock and to successive consolidations, mergers, sales or conveyances.

(c) In case the Company shall pay any stock dividend or make any distribution other than a cash dividend to the holders of the Common Stock, or shall offer for subscription to the holders of the Common Stock any additional shares of Common Stock or any stock of any class of the Company or any other securities, or in the case of any capital reorganization or reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final dissolution, liquidation or winding up of the Company, or a sale of all or substantially all its assets (whether voluntary or involuntary); then in any one or more of said cases, the Company shall mail to the Optionee at the address of the Optionee on the records of the Company, at least ten days’ prior notice of the date on which the books of the Company shall close (or a record shall be taken) for such stock dividend, distribution or subscription rights, or such reorganization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall also specify the date as of which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares of Common Stock for other securities or property pursuant to such reorganization, reclassification, consolidation or merger, or to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth a statement of the effect of such action (to the extent then known) on the exercise price and the kind and amount of shares of capital stock and property receivable upon exercise of this Option.

(d) Upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, sale of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, the Optionee will be permitted to exercise all of his outstanding Options, whether or not otherwise exercisable and notwithstanding any waiting period otherwise prescribed. Notwithstanding the preceding sentence, if, as part of any such exchange transaction, the shareholders of the Company receive capital stock or rights to acquire capital stock of another corporation (or any securities convertible into or exchangable for capital stock of another corporation), the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of this Option by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options complies with any applicable requirements of the Internal Revenue Code of 1986 as amended (the “Code”), or (ii) give written notice to the Optionee at least ten (10) days prior to the later of (1) the date on which such merger, consolidation or acquisition of assets or stock is expected to become effective or (2) the date as of which a record will be taken to determine the holders of shares who shall be entitled to exchange shares for securities or other property deliverable upon such merger, consolidation or acquisition of assets or stock, that this Option, which will become immediately exercisable whether or not otherwise exercisable and notwithstanding any waiting period otherwise prescribed, must be exercised (subject to consummation of such transaction) within 60 days of the date of such notice or this Option will be terminated. In such event, the Optionee shall receive, with respect to each share subject to this Option, an amount equal to the excess of the fair market value of the shares and other property in connection with such transaction over the exercise price of such Option; payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Board in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an option granted within six (6) months before the occurrence of a transaction described above if any class of any equity security of the Company (other than an exempted security) is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Optionee is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 105(d) (4) of the Code) prior to the expiration of such six-month period.

(e) In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

(f) All adjustments under this paragraph 8 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9. Registration Rights.

If the Company grants registration rights with respect to Common Stock to any person or entity superior to, or on terms more favorable than, those set forth herein, such registration rights provisions shall be immediately incorporated into this Stock Option Agreement. If language incorporated herein contradicts any previously existing provision under this Section 9, or any other section of this Stock Option Agreement, the new language so incorporated will take precedence and be deemed controlling.

If the Company shall determine to register any of its securities, either for its own account or the account of any other security holder or holders, the Company will give to the Optionee written notice thereof and offer to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the shares of Common Stock (the “Option Shares”) issued upon the exercise of the Option specified in a written request or requests, made by the Optionee within five days after receipt of the written notice from the Company, except as set forth below. Such written request may specify all or a part of any Optionee’s Option Shares.

If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Optionee as a part of the written notice. In such event the right of the Optionee to registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of the Optionee’s Option Shares in the underwriting to the extent provided herein. The Optionee, proposing to distribute his Option Shares through such underwriting, shall (together with the

Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Option Shares to be included in the registration and underwriting. The Company shall so advise the Optionee and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, then to the Optionee, then to other shareholders exercising “piggy-back” registration rights pro rata in accordance with the number of shares requested to be registered, and thereafter to directors, officers and other participating management personnel of the Company (except the Optionee with respect to the Option Shares).

The Optionee, to the extent that Option Shares are included in any registration, shall furnish to the Company such information regarding the Optionee and the distribution proposed by the Optionee as the Company may reasonably request in writing and as shall be reasonably required, and shall otherwise cooperate with the Company, in connection with any registration, qualification or compliance.

All registration expenses incurred in connection with any registration shall be borne by the Company, except to the extent otherwise required by applicable state “blue sky”

regulations, and except that all Selling Expenses (as defined below) shall be borne by the Optionee, pro rata on the basis of the number of Option Shares so registered. The rights to cause the Company to register securities granted to the Optionee by the Company may not be transferred or assigned by the Optionee.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Option Shares and all fees and disbursements of counsel for the Optionee.

The Company will indemnify the Optionee with respect to whom registration, qualification or compliance has been effected hereunder against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Optionee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Optionee and stated to be specifically for use therein.

The Optionee will, if Option Shares held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other shareholder and each of their officers, directors and partners, and each person controlling such other shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other shareholders, directors, officers partners, persons, underwriters, control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Optionee which pertains to the Optionee and is stated to be specifically for use therein.

Each party entitled to indemnification hereunder (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

The Optionee will, if requested by the Company and an underwriter of securities of the Company, not sell or otherwise transfer or dispose of any securities of the Company held by him (other than Option Shares included in the registration statement) during any period required by the underwriter following the effective date of a registration statement of the Company filed under the Securities Act. The Optionee will, if requested by the Company and the underwriter, enter into an agreement in writing in a form satisfactory to the Company and such underwriter to the foregoing effect. The Company may impose stop-transfer instruction with respect to the securities subject to the foregoing restriction until the end of said period.

10. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ALEXION PHARMACEUTICALS, INC.

BY:
Name:
Title:

OPTIONEE

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